Exhibit T3A.5

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 4936030

The Registrar of Companies for England and Wales hereby certifies that WH 311 LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 17th October 2003

Companies House

— for the record —

HC007B

12

Please complete in typescript, or in bold black capitals.
CHFP115

Declaration on application for registration

4936030

Company Name in full WH 311 LIMITED

I, ROBERT JAMES LEE

of 4, SIR TOBY BELCH DRIVE, WARWICK GATES, WARWICK CV34 6GP

do solemnly and sincerely declare that I am a + {Solicitor engaged in the formation of the company}{person named as director or secretary of the company in the statement delivered to the Registrar under section 10 of the Companies Act 1985} and that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with.

+ Please delete as appropriate.

And I make this solemn Declaration conscientiously believing the same to be true and by virtue of the Statutory Declarations Act 1835.

Declarant's signature [signature]

Declared at 9 CLARENDON PLACE, LEAMINGTON SPA, CV32 5QP

	Day	Month	Year
On	15	10	2003

* * Please print name. before me ** STEFAN OSSOWSKI

Signed [signature] **Date** 15th October 2003

+ ~~A Commissioner for Oaths or Notary Public or Justice of the Peace or~~ Solicitor

Please give the name, address, telephone number and, if available, a DX number and Exchange of the person Companies House should contact if there is any query.

WRIGHT HASSALL, 9 CLARENDON PLACE,
LEAMINGTON SPA, WARWICKSHIRE, CV32 5QP.
Tel 01926 886688
DX number 11863 DX exchange LEAMINGTON SPA

A8SMPP8I
A20
COMPANIES HOUSE 0320 16/10/03

When you have completed and signed the form please send it to the Registrar of Companies at:
Companies House, Crown Way, Cardiff, CF14 3UZ DX 33050 Cardiff
for companies registered in England and Wales
or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB DX 235 Edinburgh
For companies registered in Scotland

Form revised June 1998

10

Please complete in typescript, or in bold black capitals
CHFP115

First directors and secretary and intended situation of registered office

Notes on completion appear on final page

Company Name in full WH 311 LIMITED

Proposed Registered Office 9 Clarendon Place

P O Box numbers only, are not acceptable)

Post town Leamington Spa

County/Region Warwickshire Postcode CV32 5QP

If the memorandum is delivered by an agent for the subscriber(s) of the memorandum mark the box opposite and give the agent's name and address.

Agent's Name

Address

Post town

County / Region Postcode

Number of continuation sheets attached

You do not have to give any contact information in the box opposite but if you do, it will help companies House to contact you if there is a query on the form. The contact information that you give will be visible to searchers of the public record

WRIGHT HASSALL
9 CLARENDON PLACE
LEAMINGTON SPA
WARWICKSHIRE CV32 5QP
DX number 11863 DX exchange LEAMINGTON SPA

Co

A8SHNP8G
A20 0322
COMPANIES HOUSE 16/10/03
A11 0480
COMPANIES HOUSE 07/10/03

When you have completed and signed the form please send it to the Registrar of Companies at:
Companies House, Crown Way, Cardiff, CF14 3UZ DX 33050 Cardif
for companies registered in England and Wales
or
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB DX 235 Edinburgh
for companies registered in Scotland

Form revised April 2002

Company Secretary (see notes 1-5)

Company name	WH 311 Limited
NAME *Style / Title	Mr
*Honours etc	
Forename(s)	Robert James
Surname	Lee
Previous forename(s)	N/A
Previous surname(s)	N/A
Address ††	4, Sir Toby Belch Drive, Warwick Gates
Post town	Warwick
County/Region	Warwickshire
Postcode	CV34 6GP
Country	England

* Voluntary details

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under the provisions of Section 723B of the Companies Act 1985 otherwise, give your usual residential address. In the case of a corporation or Scottish firm, give the registered or principal office address.

I consent to act as secretary of the company named on page 1

Consent signature [signature] **Date** 3rd October 2003

Directors (see notes 1-5)

Please list directors in alphabetical order

NAME *Style / Title	Mr
*Honours etc	
Forename(s)	Robert James
Surname	Lee
Previous forename(s)	N/A
Previous surname(s)	N/A
Address ††	4, Sir Toby Belch Drive, Warwick Gates
Post town	Warwick
County/Region	Warwickshire
Postcode	CV34 6GP
Country	England
Date of birth (Day Month Year)	3 0 0 9 1 9 6 6
Nationality	British
Business occupation	Solicitor
Other directorships	Birmingham Citywatch Ltd, Drumlane Properties Ltd

* Voluntary details

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under the provisions of Section 723B of the Companies Act 1985 otherwise, give your usual residential address. In the case of a corporation or Scottish firm, give the registered or principal office address.

I consent to act as director of the company named on page 1

Consent signature [signature] **Date** 3rd October 2003

Directors (continued) (see notes 1-5)

NAME *Style / Title	Mr	*Honours etc	
Forename(s)	Keith		
Surname	Ainsworth		
Previous forename(s)	N/A		
Previous surname(s)	N/A		
Address ††	76 Howes Lane, Finham		
Post town	Coventry		
County/Region	Warwickshire	Postcode	CV3 6PJ
Country	England		

* Voluntary details

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under the provisions of Section 723B of the Companies Act 1985 otherwise, give your usual residential address. In the case of a corporation or Scottish firm, give the registered or principal office address.

Date of birth	Day 07 Month 10 Year 1956	**Nationality**	British
Business occupation	Solicitor		
Other directorships	None		

I consent to act as director of the company named on page 1

Consent signature Keith Ainsworth **Date** 3rd October 2003

This section must be signed by
Either
An agent on behalf of all subscribers — **Signed** — **Date**

***Or* the subscribers**

(i.e. those who signed as members on the memorandum of Association)

Signed	[signature]	**Date**	3/10/03
Signed		**Date**	
Signed		**Date**	
Signed		**Date**	
Signed		**Date**	
Signed		**Date**

1. The Company name is “WH 311 LIMITED”

2. The registered office of the company will be situated in England and Wales.

3. The objects for which the company is established are:

(a) To carry on, in conjunction with each other or as separate and distinct undertakings, all or any of the following businesses namely:

a general commercial company,

manufacturers, importers, exporters, agents, dealers (both wholesale and retail) in all articles of commercial, manufacturing, personal and household use and consumption and in all kinds of raw materials; warehousemen, storage contractors, shipping and forwarding agents; dealers in property and estates; property developers, property managers; investors in property; estate agents, insurance agents and brokers, accountants, financiers, financial agents and to act as nominee, trustee, agent, factor, broker, executor, administrator, receiver for or otherwise on behalf of Companies, Corporations, firms or persons, builders; scaffolders; contractors, heating and ventilation engineers and contractors, refrigeration engineers, specialists and contractors; decorators; painters; bricklayers; carpenters, shuttering manufacturers and erectors; joiners; public works contractors; plasterers; plumbers; electricians; shop front fitters; builders’ and decorators’ merchants; civil, mechanical, constructional, agricultural, consulting, heating electrical and general engineers; welders; sheet metal workers; blacksmiths; motor engineers; garage proprietors; car hire service, taxi proprietors and operators; travel agents, tour operators, proprietors of vehicles and vessels of all kinds; transport and haulage contractors; general engineers; tool makers; booking agents for, and managers of, theatres, cinemas and all other kinds of entertainments and sporting events; turf and sporting accountants in all their branches; proprietors of shops, cafes, clubs, hotels and restaurants, catering contractors, dealers in foods and provisions of all kinds, wine and spirit merchants; butchers; grocers, greengrocers; fishmongers and poultry merchants; farmers; florists, horticulturists; bakers, confectioners; tobacconists; ironmongers, hardware merchants; dealers in plastics of all kinds, antique dealers; furniture manufacturers and dealers; leather and fancy goods dealers; jewellers, radio television and electrical retailers, dealers and repairers, toys, games and sports equipment dealers; photographers and dealers in all kinds of photographic material and equipment, film producers and distributors; textile merchants, tailors, fashion designers, ladies and gentlemen’s outfitters, boot and shoe retailers, perfumery and cosmetic dealers, hairdressers, manufacturing and retail chemists, printers, publishers, stationers, advertising and publicity agents; public relations specialists, consultants, business transfer agents and employment agents; computer operators, programmers and dealers, website designer and information technologists, e-commerce traders; market research specialists; business advisers, mail order specialists; dyers and cleaners; dry cleaners, proprietors of launderettes, excavation and demolition contractors; provision of security services, plant hirers, scrap iron and waste merchants and to carry on all or any of the said businesses, and provide services in connection therewith, either together as one business or as separate and distinct businesses, in any part of the world.

(b) To carry on any other business which in the opinion of the director(s) of the company may seem capable of being conveniently carried out in connection with or as ancillary to any of the above businesses or to be calculated directly or indirectly to enhance the value of or render profitable any of the property of the company or to further any of its objects.

(c) To apply for, purchase, register or otherwise acquire and protect and renew, whether in the United Kingdom or elsewhere in any part of the world any patents, patent rights, brevets, invention, designs, concessions, secret processes, trade marks, licences, and the like and to alter, disclaim, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

(d) To purchase, take on lease or in exchange, hire or by any other means acquire and take options over any freehold, leasehold or any other real or personal property and any rights or privileges which the Company may think necessary or convenient for the purpose of its business, or may enhance the value of any other property of the Company.

(e) To enter into partnership or into any arrangement for sharing profits or to amalgamate with any person firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(f) To acquire an interest in, amalgamate with, or enter into partnership or into any arrangement with sharing profits, co- operation, joint adventure, union of interest or reciprocal concession with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which is capable of being conducted so as directly or indirectly to benefit the Company.

(g) To enter into any arrangement with any governments or authorities supreme, local, municipal, or otherwise, or any company or person that may seem conducive to the attainment of the Company’s objects, or any of them, and to obtain from any such government or authority any rights, charters, licences, privileges or concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply therewith.

(h) To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(i) To invest and deal with the moneys of the Company not immediately required in any manner, and to hold sell or otherwise deal with any investments made.

(j) To subscribe for, take, or otherwise acquire, and hold shares, stock, debentures and other negotiable or transferable instruments.

(k) To issue, place, underwrite, or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, debentures, debenture stock, bonds, stocks, and securities of any company, whether limited or unlimited or incorporated by Act of Parliament or otherwise, at such times and upon such terms and conditions as to remuneration and otherwise as may be agreed upon.

(l) To lend money or give credit to such persons, firms or companies and on such terms as may be considered expedient and to receive money on deposit or loan from and give guarantees or become security for any persons, firms and companies and to charge any properties or property of the Company in support of any guarantee and to secure the debts or obligations, contracts or engagements of any other company or person.

(m) To raise or borrow money in such a manner as the Company shall think fit, and to secure the repayment of any such money raised, borrowed or owing by, mortgage, lien, charge or other security upon all or any of the property or assets of the Company (whether present or future) including its uncalled capital, and also by a similar mortgage, lien, charge or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(n) To pay out of the funds of the Company all or any expenses which the Company may lawfully pay with respect of the promotion, formation and incorporation of the Company or to contract with any person firm or company to pay the same and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures or other securities of the Company.

(o) To remunerate any person, firm or company rendering services to the company in such manner as may be thought expedient.

(p) To subscribe to or support any charitable object or any institution and to give pensions, bonuses, gratuities or assistance to any person who is serving or has served the Company, whether as a director, employee or otherwise, and his family and dependants; to make payments towards insurance, and to establish, form and contribute to provident, superannuation and other similar funds and trusts, associations, clubs, schools and other institutions for the benefit of any such persons aforesaid. (q) To distribute among the members of the Company any property of the Company of any kind or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital of the Company be made except with the sanction for the time being required by law.

(r) To do all or any of the above things in any part of the world alone or in conjunction with others and either as. principals, agents, contractors, trustees or otherwise and either by or through agents, subcontractors, trustees or otherwise.

(s) To improve, develop, manage, grant rights or privileges in respect of, construct, repair, let on lease or otherwise, exchange, mortgage, charge, dispose of, sell, grant licences in respect of, turn to account, grant options in respect of, or otherwise deal with all or any part of the property and rights of the Company both real and personal.

(t) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same.

(u) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that:

(i) The objects specified in each sub-clause shall be regarded as independent objects, and they shall not be limited or restricted, except where otherwise expressed in such sub-clauses, by reference to or inference from the terms of any other sub-clause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said sub-clauses defined the objects of a separate and distinct company.

(ii) The word “Company” except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated, and whether incorporated, registered, resident or domiciled in the United Kingdom or elsewhere.

4. The liability of the members is limited.

5. The Company’s share capital is £100 divided into 100 ordinary shares of £1.00 each.

6. The shares in the original or any increased capital of the Company may be issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting return of capital or otherwise as the Company may from time to time determine. The rights and privileges attached to any of the shares of the Company may be modified, varied, abrogated or dealt with in accordance with the provisions for the time being of the Company’s Articles of Association.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum: and I agree to take the number of shares shown opposite my name.

Name and Address of the Subscriber Number of shares taken by subscriber

Robert James Lee	One
9 Clarendon Place
Leamington Spa
Warwickshire
CV32 5QP
Total shares taken	One

Dated: 30th September 2003

WITNESS to the above Signatures:-

COMPANIES ACTS, 1985 TO 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WH 311 LIMITED

PRELIMINARY

1. The Company shall be a private company within the meaning of the Companies Act, 1985 (hereinafter referred to as “the Act”) and subject as hereinafter provided by the regulations contained in The Companies (Tables A to F) Regulations 1985 as in force at the date of incorporation of the Company. Such regulations (hereinafter referred to as “Table A”) shall apply to the Company.

2. Regulations 60, 61, 64, 73, 74, 75, 81(e), 89, 94, 95, 96, 97 and 98 of Table A shall not apply to the Company but the Articles hereinafter contained together with the remaining regulations of Table A, subject to the modifications hereinafter expressed, shall constitute the regulations of the Company.

GENERAL MEETINGS

3. In every notice calling a General Meeting of the Company there shall prominently appear a statement that a member who is entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of that member and that the proxy need not be a member of the Company. Every notice calling a General Meeting of the Company shall also be sent to the current Auditors of the Company.

4. One member may constitute a quorum where the Company is a single member company.

AUDITORS

5. The appointment of an auditor shall be subject to the regulations concerning exemption from such an appointment where the relevant criteria as defined by the Act are met.

SHARE CAPITAL

6. The Company is a private company limited by shares, within the meaning of the Act.

7. The directors of the Company are authorised during the period of five years from the date of incorporation of the Company to allot, grant options over or otherwise dispose of the original share in the capital of the company to such persons at such time and on such conditions as they think fit, subject to the provisions of Articles 8 and 9 hereof and provided that no share shall be issued at a discount.

8. Subject to any direction to the contrary that may be given by the Company in general meeting, any original shares for the time being unissued and any new shares from time to time to be created, shall, before they are issued, be offered to the members in proportion as nearly as possible to the nominal value of the existing shares held by them and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer if not accepted shall be deemed declined, and after the expiration of such time or on receipt of an intimation from the member to whom the notice is given that he declines to accept the shares, the directors may dispose of the same in such manner as they think most beneficial to the Company. The provisions of section 89 of the Act shall have effect only insofar as they are not inconsistent with this Article.

9. A member desiring to transfer shares otherwise than to a person who is already a member of the Company shall give notice in writing of such intention to the Directors of the Company giving particulars of the share in question. The directors as agents for the member giving such notice may dispose of such shares or any of them to members of the Company at a price to be agreed between the transferor and the Directors, or failing agreement, at a price fixed by the Auditors of the Company as the fair value thereof. If within twenty-eight days from the date of the said notice the Directors are unable to find a member or members willing to purchase all such shares, the transferor may dispose of so many of such shares as shall remain undisposed of in any manner he may think fit within three months from the date of the said notice. Where the Company has no auditor an individual or body eligible for appointment as an auditor as per the Companies Act shall be chosen to fix the price.

APPOINTMENT OF DIRECTORS

10. The first director or directors of the Company shall be determined in writing by the subscriber(s) to the Memorandum of Association, pursuant to section 10 of the Act.

11. Unless otherwise determined by ordinary resolution, the numbers of directors (other than alternate directors) shall not be subject to any maximum, but shall be not less than one.

12. A person may be appointed a director of the Company notwithstanding that he has attained the age of seventy years and no directors shall be liable to vacate the office by reason only of his having attained that age or any other age.

PROCEEDINGS OF DIRECTORS

13. A director may vote as a director in regard to any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote, his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration.

14. The necessary quorum for the transaction of the business of the directors may be fixed by them and unless so fixed, shall be two, except when one director is in office. A person who holds office only as an alternate director shall, if his appointer is not present, be counted in the quorum.

15. The directors may exercise all of the powers mentioned in the Memorandum of Association of the Company.

SECRETARY

16. The first secretary of the Company shall be determined in writing by the subscriber(s) to the Memorandum of Association, pursuant to Section 10 of the Act.

SEAL

17. In accordance with the provisions of the Act the Company need not have a seal. If it does have a seal Regulation 101 of Table A shall apply.

Name and Address of Subscribers

Robert James Lee 9 Clarendon Place Leamington Spa Warwickshire CV32 5QP

Dated: 30th September 2003

WITNESS to the above Signtures:-